Exhibit 4.4

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

between

APX ACQUISITION CORP. I,

OMNIGENICSAI CORP

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated [   ], 2024

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated [   ], 2024, is made by and among APx Acquisition Corp. I, a Cayman Islands exempted company (“SPAC”), OmnigenicsAI Corp, a Cayman Islands exempted company (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated December 6, 2021, by and between SPAC and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, pursuant to the Existing Warrant Agreement, SPAC issued (i) 8,950,000 Private Placement Warrants, and (ii) 8,625,000 Public Warrants;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on [   ], 2024, SPAC, the Company, and MultiplAI Health Ltd, a private limited company formed under the laws of England and Wales (“MultiplAI”), and Heritas Merger Sub Limited, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub”), entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, (a) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC being the surviving entity and becoming a wholly-owned subsidiary of the Company, (b) each Ordinary Share of SPAC issued and outstanding immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued Company Share (as defined below), and (c) each Warrant issued and outstanding immediately prior to the Merger Effective Time shall cease to be a warrant with respect to Ordinary Shares of SPAC and be assumed by the Company and converted into a validly issued and fully paid warrant to purchase one ordinary share of the Company (each, a “Company Share”); and

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for Ordinary Shares of SPAC but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for Company Shares;

WHEREAS, the board of directors of SPAC have determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

WHEREAS, in connection with the Merger, SPAC desires to assign all of its right, title and interest in the Existing Warrant Agreement to the Company and the Company wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders (i) to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement in connection with the Merger and the transactions contemplated by the Business Combination Agreement or (ii) as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders under the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Assignment and Assumption; Consent.

1.1 Assignment and Assumption. As of and with effect on and from the Closing (as defined in the Business Combination Agreement, the “Closing”), SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); and the Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Closing.

1.2 Consent. The Warrant Agent hereby consents to (a) the assignment of the Existing Warrant Agreement by SPAC to the Company pursuant to Section 1.1 and the assumption of the Existing Warrant Agreement by the Company from SPAC pursuant to Section 1.1 hereof, in each case effective as of the Closing, and (b) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Closing.

2. Amendment of Existing Warrant Agreement.

Effective as of the Closing, SPAC and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement (in connection with the Merger and the transactions contemplated by the Business Combination Agreement).

2.1 References to the “Company”. The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “APx Acquisition Corp. I, a Cayman Islands exempted company” and replacing it with “OmnigenicsAI Corp, a Cayman Islands exempted company”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the “Company” as defined herein.

2.2 References to “Ordinary Shares”. All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to Company Shares (as defined herein).

2.3 References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Closing.

2.4 Recitals. The recitals on page one of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on December 6, 2021, APX Acquisition Corp. I (“APXI”) entered into that certain Private Placement Warrants Purchase Agreement (the “Warrant Purchase Agreement”) with APx Cap Sponsor Group I, LLC, a Cayman Island limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 8,950,000 warrants (including those received by Sponsor in full exercise by the underwriters of their right to purchase additional Units (as defined below) in connection with the Offering (as defined below) (the “Over-allotment Option”)) simultaneously with the closing of the Offering (and the closing of the Over-allotment Option) bearing the legend set forth in Exhibit A hereto (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant;

WHEREAS, on December 9, 2021, APXI consummated its initial public offering (the “Offering”) of 17,250,000 units of APXI’s equity securities (the “Units”), each such Unit consisting of one Class A ordinary share of APXI, par value $0.0001 per share (“Ordinary Shares”), and one-half of one warrant (the “Public Warrants” and, together with the Private Placement Warrants, the “APXI Warrants”) and, in connection therewith, APXI issued and delivered 8,625,000 Public Warrants to public investors in the Offering. Each whole Public Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share;

WHEREAS, APXI has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-261247 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”) of the Units, the Public Warrants and the Ordinary Shares included in the Units;

WHEREAS, on [   ], 2024, APXI, the Company, and MultiplAI Health Ltd, a private limited company formed under the laws of England and Wales (“MultiplAI”), and Heritas Merger Sub Limited, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub”), entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, (a) Merger Sub will merge with and into APXI (the “Merger”), with APXI being the surviving entity and becoming a wholly-owned subsidiary of the Company, (b) each Ordinary Share of APXI issued and outstanding immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued Company Share (as defined below), and (c) each APXI Warrant issued and outstanding immediately prior to the Merger Effective Time shall cease to be a warrant with respect to Ordinary Shares of APXI and be assumed by the Company and converted into a validly issued and fully paid warrant to purchase one ordinary share of the Company (each, a “Company Share”);

WHEREAS, on [   ], 2024, pursuant to the terms of the Business Combination Agreement, the Company, APXI and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which APXI assigned this Agreement to the Company and the Company assumed this Agreement from APXI;

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.4 of this Agreement, effective as of the Merger Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding APXI Warrants were no longer exercisable for Ordinary Shares of APXI but instead became exercisable (subject to the terms and conditions of this Agreement) for Company Shares (each a “Warrant” and collectively, the “Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.5 Detachability Clause. Section 2.4 of the Existing Warrant Agreement are hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

Except that the defined terms “Business Day” and “Detachment Date” set forth therein shall be retained for all purposes of the Existing Warrant Agreement.

2.6 Private Placement Warrants Clause. Section 2.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Private Placement Warrants and Working Capital Warrants. The Private Placement Warrants and the up to 1,500,000 warrants at a price of $1.00 per warrant, which will be identical to the Private Placement Warrants (the “Working Capital Warrants”) shall be identical to the Public Warrants, except that so long as they are held by the Sponsor or any of its Permitted Transferees (as defined below), as applicable, the Private Placement Warrants and the Working Capital Warrants: (i) may be exercised for cash on a “cashless basis,” at the Company’s option, in either case as long as they are held by the initial purchasers or their Permitted Transferees (as defined below), (ii) may be redeemable by the Company, and (iii) along with any Ordinary Shares held by the Sponsor or any of its Permitted Transferees, as applicable, and issued upon exercise of the Private Placement Warrants and the Working Capital Warrants, may be transferred by the holders thereof:

(a)	to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any affiliate of the Sponsor or to any member(s) of the Sponsor or any of their affiliates;

(b)	in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization;

(c)	in the case of an individual, by virtue of the laws of descent and distribution upon death of such person;

(d)	in the case of an individual, pursuant to a qualified domestic relations order;

(e)	by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the Ordinary Shares or Warrants were originally purchased;

(f)	by virtue of the laws of the Cayman Islands or the limited liability company agreement of the Sponsor upon dissolution of the Sponsor;

(g)	in the event of the Company’s liquidation prior to the consummation of a Business Combination; and

(h)	in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided, however, that, in the case of clauses (a) through (f), these transferees (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement and the other restrictions contained in the letter agreement, dated as of the date hereof, by and among the Company, the Sponsor and the Company’s officers and directors. Once a Private Warrant is transferred to a holder other than a Permitted Transferees, it shall be treated as a Public Warrant hereunder for all purposes.

2.7 Duration of Warrants Clause. Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the first date on which the Company completes a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”) and (B) terminating at 5:00 p.m., New York City time on the earliest to occur of: (x) the date that is five (5) years after the date on which the Company completes its initial Business Combination, (y) the liquidation of the Company in accordance with the Company’s Charter, as amended from time to time, if the Company fails to complete a Business Combination, and (z) the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below) in the event of a redemption (as set forth in Section 6 hereof), each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least thirty (30) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.”

2.8 Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

OmnigenicsAI Corp
Zeballos 249, Edificio CEPIDE
S2000 Rosario
Provincia de Santa Fe
Argentina
Attention: Marius Calmet
Email: marius.calmet@heritascorp.com

with copies to (which shall not constitute notice):

Linklaters LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: Matthew Poulter and Pierre-Emmanuel Perais
Email: matthew.poulter@linklaters.com and pierre-emmanuel.perais@linklaters.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department”

2.9 Form of Warrant Certificate. Exhibit B of the Existing Warrant Agreement is hereby amended by deleting Exhibit B in its entirety and replacing it with new Exhibit B attached hereto as Annex A.

3. Miscellaneous Provisions.

3.1 Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and substantially contemporaneous occurrence of the Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, SPAC or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3 Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of the Company and SPAC hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of the Company and SPAC hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

3.4 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.5 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.7 Reference to and Effect on Agreements; Entire Agreement.

(i) Any references to “this Agreement” in the Existing Warrant Agreement will mean the existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

(ii) This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, undertakings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

APX ACQUISITION CORP. I

By:
Name:
Title:

OMNIGENICSAI CORP

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

ANNEX A

[ATTACHED]

EXHIBIT B

[Form of Warrant Certificate]

[FACE]

Number

WARRANTS

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

OmnigenicsAI Corp

Incorporated Under the Laws of the Cayman Islands

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that        , or registered assigns, is the registered holder of         warrants evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), of OmnigenicsAI Corp, a Cayman Islands exempted company (the “Company”). Each Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Warrant Price per Ordinary Share for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature page follows.]

OmnigenicsAI Corp

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of December 6, 2021, amended by the Assignment, Assumption and Amendment Agreement, dated as of [ ], 2024 (as amended, the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the Ordinary Shares to be issued upon exercise is effective under the Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon the exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______________ Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of OmnigenicsAI Corp (the “Company”) in the amount of $              in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of               whose address is               and that such Ordinary Shares be delivered to                whose address is                . If said number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of                , whose address is                 and that such Warrant Certificate be delivered to, whose address is                 .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.2 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of                  , whose address is                    and that such Warrant Certificate be delivered to                  , whose address is                .

[Signature Page Follows]

Date:   , 20

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

HE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).